UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a), (b), (d), (e) and (f): Not applicable.

(c) On May 27, 2008, Orchid Cellmark Inc. (the “Company”) announced the appointment of Jeffrey S. Boschwitz as Vice President of North America Marketing and Sales as of May 21, 2008.

Mr. Boschwitz, age 41, was most recently Director of Marketing, Planning, Analysis and Research, at Quest Diagnostics from 2005 to 2008. Prior to joining Quest Diagnostics, he was a Principal in Booz Allen Hamilton’s healthcare practice from 2000 to 2005. Mr. Boschwitz received a B.S. in Biology and a Ph.D. in Immunology from Cornell University.

There is no family relationship, arrangement or understanding between Mr. Boschwitz and any other person pursuant to which he was appointed as an executive officer of the Company.

Pursuant to the terms of an employment agreement between Mr. Boschwitz and the Company, Mr. Boschwitz will receive an annual salary of $230,000. Mr. Boschwitz also is eligible to receive an annual bonus of up to 25% of his annual base salary, pro rated for 2008. Under the agreement, Mr. Boschwitz has agreed to purchase $10,000 worth of the Company’s common stock on the open market within six months of his employment by the Company and the Company granted Mr. Boschwitz an option to purchase 50,000 shares of the Company’s common stock at an exercise price equal to the fair market value of the Company’s common stock as determined under the Company’s Amended and Restated 2005 Stock Plan, as amended. The option vests in 48 equal installments over four years and fully upon a change of control of the Company (as defined in the agreement). The agreement is for an initial term of three years and automatically extends for additional one-year periods unless the Company or Mr. Boschwitz provide notice to the other at least three months before the end of the current term that the agreement will not automatically extend beyond such current term. The Company may terminate the agreement upon notice to Mr. Boschwitz, and must provide Mr. Boschwitz six months of his base salary if it terminates Mr. Boschwitz without cause (as defined in the agreement). Mr. Boschwitz may terminate the agreement upon 30 days notice to the Company. In addition, in connection with the agreement, Mr. Boschwitz entered into an intellectual property, confidentiality, non-competition and non-solicitation agreement with the Company.

A copy of the press release announcing the appointment of Mr. Boschwitz is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated May 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchid Cellmark Inc.

Date: May 28, 2008	By:	/s/ William J. Thomas
	Name:	William J. Thomas
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release dated May 27, 2008.